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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Razorfish, Inc. of our report dated September 7, 1999 relating to the financial statements appearing in International Integration Incorporated's Form 8-K, filed on September 10, 1999. We also consent to the incorporation by reference of our report dated February 2, 1999 relating to the financial statements appearing in International Integration Incorporated's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts."

PricewaterhouseCoopers LLP

Boston, Massachusetts

September 30, 1999